EXHIBIT 99.1
OpenTV Reports Third Quarter Results
San Francisco, Calif., November 7, 2007 - OpenTV (NASDAQ GM: OPTV), a leading provider of solutions for the delivery of advanced digital television and cross platform interactive services, today announced financial results for its third quarter ended September 30, 2007.
OpenTV’s Chief Operating Officer and Acting Chief Executive Officer Ben Bennett commented, “While our revenue performance was soft in the third quarter, we are pleased with the progress achieved recently on several key initiatives, including:
•	Our third network operator win in India, Reliance Communications, to which we will deliver an end-to-end solution in collaboration with our partner Nagravision;

•	Renewals of key license agreements with UPC and EchoStar, two of our important network operator customers;

•	A signed letter of intent to sell our PlayJam games business, as part of our ongoing effort to focus on our core business. This deal is subject to negotiation of definitive agreements and customary closing conditions, but we expect to be able to close the transaction before year-end; and

•	The filing of a proposed consent judgment that would, if approved by the court, settle our longstanding litigation against Liberate Technologies.”
As a result of the pending PlayJam transaction, the Company has classified PlayJam as a discontinued operation and has adjusted its presentation of financial results for the third quarter of 2007 and other periods to exclude the effects of PlayJam.
Key Operating Measures of Continuing Operations

	Three months ended		Three months ended
USD Millions	September 30, 2007		September 30, 2006	Change
Revenues	$23.7	m	$25.0m	(5)%
Adjusted EBITDA, before unusual items	$(3.3	)m	$2.0m	$(5.3	)m
Cash, Cash Equivalents and Marketable Debt Securities	$71.3	m	$67.7m	5%
Third Quarter 2007 Results
For the quarter ended September 30, 2007, revenues were $23.7 million, a decrease of 5% compared to $25.0 million for the third quarter of 2006. Royalties and license revenues decreased 6% to $16.2 million, compared to the third quarter of 2006. Services and other revenues decreased 3% to $7.5 million, compared to the third quarter of 2006. Adjusted EBITDA, before unusual items, was $(3.3) million for the quarter ended September 30, 2007, compared to $2.0 million for the third quarter of 2006.
Net loss for the third quarter of 2007 was $8.2 million, or $(0.06) per share, compared to a net loss of $1.8 million, or $(0.01) per share, in the third quarter of 2006.
As of September 30, 2007, the Company had $34.5 million in deferred revenue, compared to $25.6 million at the end of 2006.

As of September 30, 2007, the Company had cash, cash equivalents and short and long-term marketable debt securities totaling $71.3 million, compared to $64.9 million at December 31, 2006.
Segment Information (quarter over prior-year quarter comparison)
     Revenues
•	Middleware and Integrated Technologies revenues increased by 6% to $20.5 million, compared to $19.4 million.

•	Applications revenues increased by 3% to $3.0 million, compared to $2.9 million.

•	BettingCorp revenues decreased by 93% to $0.2 million, compared to $2.7 million.
     Contribution Margin
•	Middleware and Integrated Technologies contribution margin decreased by $2.1 million to $4.8 million, compared to $6.9 million.

•	Applications contribution margin improved by $1.0 million to $0.5 million, compared to a loss of $0.5 million.

•	BettingCorp contribution margin decreased by $2.0 million to a loss of $0.8 million, compared to $1.2 million.
For the third quarter of 2007, total contribution margin from the Company’s operating segments decreased to $4.5 million, compared to $7.6 million in the third quarter of 2006. Unallocated corporate overhead was $7.7 million in the third quarter of 2007, compared to $5.6 million in the third quarter of 2006.
Adjusted EBITDA, before unusual items, and contribution margin are non-GAAP financial measures. Reconciliations of the differences between these non-GAAP financial measures and net loss, which is the most directly comparable GAAP financial measure, are included at the end of this press release. Additional information regarding the derivation of Adjusted EBITDA and contribution margin and a statement of the relevance to management of this information and its possible usefulness to investors is also included at the end of this release and on the investor relations page of our Web site.
Conference Call Details
OpenTV will conduct a conference call to discuss the Company’s third quarter financial results. The details of the call are as follows:

Date and Time:	Wednesday, November 7, 2007 at 5:00 p.m. ET / 2:00 p.m. PT
Dial-in Number US:	866-770-7146
Dial-in Number International:	617-213-8068
Pass Code:	93193581
To access a live webcast of the conference call, please go to the Investor Relations section of the OpenTV Web site at www.opentv.com.
The conference call replay will be available from Wednesday, November 7, 2007 at 7:00 p.m. ET / 4:00 p.m. PT through Wednesday, November 21 until 11:59 p.m. ET / 8:59 p.m. PT.

Replay Number US:	888-286-8010
Replay Number International:	617-801-6888
Pass Code:	55608885

About Segment Information
Because our business segments reflect the manner in which management reviews our business, they necessarily involve judgments that management believes are reasonable in light of the circumstances under which they are made. These judgments may change over time or may be modified to reflect new facts or circumstances. Segments may also be changed or modified from time to time to reflect technologies and applications that are newly created or that have changed, or other business conditions that evolve, each of which may result in management reassessing specific segments, the elements included therein and the methodologies used to assess segment performance..
Non-GAAP Financial Measures
“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets, share-based compensation expense, other income and expense, and minority interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments that mitigated potential loss positions and restructuring costs.
“Contribution margin,” as used in this release, is defined by the company as segment revenues less related direct or indirect allocable costs, including headcount and headcount-related overhead costs, consulting and subcontractor costs, travel, marketing and network infrastructure and bandwidth costs. Contribution margin excludes unallocated corporate support, interest, taxes, depreciation and amortization, amortization of intangible assets, share-based compensation, impairment of goodwill, impairment of intangibles, other income, minority interest, restructuring provisions, and unusual items such as contract amendments that mitigated potential loss positions. These exclusions reflect costs not considered directly allocable to individual business segments and result in a definition of contribution margin that does not take into account the substantial cost of doing business.
Management believes that “Adjusted EBITDA before unusual items” and “contribution margin” are relevant and useful measures, when considered in conjunction with the comparable GAAP measures, for use by investors in evaluating the operational performance of the company. They are some of the principal measures used by OpenTV’s management to assess the financial performance of its business. OpenTV’s management believes that both Adjusted EBITDA before unusual items and contribution margin provide meaningful information because each measure represents a transparent view of OpenTV’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments and identify strategies to improve operating performance. While OpenTV’s management may consider Adjusted EBITDA before unusual items and contribution margin to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items and contribution margin may be different from the calculation used by other companies and, therefore, comparability may be affected. OpenTV reconciles Adjusted EBITDA before unusual items and each reported segment’s contribution margin to its consolidated net loss as presented in the accompanying financial statements, because OpenTV believes consolidated net loss is the most directly comparable financial measure presented in accordance with GAAP.
While OpenTV believes that the presentation of non-GAAP financial measures contained in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, present non-GAAP financial measures other than “Adjusted EBITDA before unusual items,” “Adjusted EBITDA” and “contribution margin” that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.

Cautionary Language Regarding Forward-Looking Information
This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: failure to obtain court approval of the proposed consent judgment with Liberate Technologies, inability to reach final agreement to sell our PlayJam business or failure to satisfy closing conditions, delays in the development or introduction of new versions of our products; technical difficulties with networks or operating systems; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our proprietary information. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Open TV
OpenTV is one of the world’s leading providers of solutions for the delivery of digital and interactive television. The company’s software has been integrated in more than 96 million digital set-top boxes and digital televisions around the world, and enables enhanced program guides, video-on-demand, personal video recording, enhanced television, interactive shopping, interactive and addressable advertising, games and a variety of consumer care and communication applications. For more information, please visit www.opentv.com.

Investor Contact:	Press Contacts:

Denise Roche / Brad Edwards	Christine Oury
Brainerd Communicators	OpenTV
Tel: +1 212-986-6667	Tel: +1 415-962-5433
roche@braincomm.com	coury@opentv.com
edwards@braincomm.com
Lisa Ruiz-Rogers
Manning, Selvage, and Lee
Tel: +1 323-866-6059
lisa.rogers@mslpr.com

OPENTV CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30,	December 31,
	2007	2006 *
ASSETS
Current assets:
Cash and cash equivalents	$46,167	$48,309
Short-term marketable debt securities	22,159	8,681
Accounts receivable, net of allowance for doubtful accounts of $713 and $348 at September 30, 2007 and December 31, 2006, respectively	20,722	18,684
Prepaid expenses and other current assets	6,008	5,477
Current assets of discontinued operations	2,095	2,505

Total current assets	97,151	83,656

Long-term marketable debt securities	2,966	7,928
Property and equipment, net	6,566	7,016
Goodwill	95,061	95,019
Intangible assets, net	13,614	18,477
Other assets	4,584	4,827
Non-current assets of discontinued operations	85	3,841

Total assets	$220,027	$220,764

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,245	$3,879
Accrued liabilities	16,775	15,816
Accrued restructuring	709	416
Deferred revenue	25,784	12,614
Current liabilities of discontinued operations	1,349	1,660

Total current liabilities	46,862	34,385

Accrued liabilities, net of current portion	2,703	3,121
Accrued restructuring, net of current portion	1,054	1,954
Deferred revenue, net of current portion	8,720	12,987

Total liabilities	59,339	52,447

Commitments and contingencies

Minority interest	460	486

Shareholders’ equity:
Class A ordinary shares, no par value, 500,000,000 shares authorized; 109,656,188 and 107,906,960 shares issued and outstanding, including treasury shares, at September 30, 2007 and December 31, 2006, respectively	2,235,905	2,235,495
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,206,154 and 30,631,746 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	35,953	35,953
Additional paid-in capital	499,608	491,630
Treasury shares at cost, 76,327 shares	(38)	(38)
Accumulated other comprehensive loss	(83)	(261)
Accumulated deficit	(2,611,117)	(2,594,948)

Total shareholders’ equity	160,228	167,831

Total liabilities, minority interest and shareholders’ equity	$220,027	$220,764

*	The condensed consolidated balance sheet at December 31, 2006 has been derived from the company’s audited consolidated financial statements at that date.

OPENTV CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Royalties and licenses	$16,188	$17,327	$48,115	$48,441
Services and other	7,486	7,644	23,630	21,678

Total revenues	23,674	24,971	71,745	70,119
Cost of revenues:
Royalties and licenses	1,390	2,010	5,091	5,697
Services and other	9,884	8,221	29,084	23,222

Total cost of revenues	11,274	10,231	34,175	28,919

Gross profit	12,400	14,740	37,570	41,200
Operating expenses:
Research and development	8,704	7,883	25,011	23,124
Sales and marketing	2,801	3,151	8,690	8,977
General and administrative	6,629	4,562	16,750	13,952
Restructuring and impairment costs	—	—	(28)	20
Amortization of intangible assets	412	515	1,432	1,574

Total operating expenses	18,546	16,111	51,855	47,647

Loss from operations	(6,146)	(1,371)	(14,285)	(6,447)
Interest income	1,161	825	2,407	2,270
Other income / (expenses)	715	37	665	(161)
Minority interest	9	9	26	28

Loss before income taxes	(4,261)	(500)	(11,187)	(4,310)
Income tax expense	486	1,098	1,325	2,195

Net loss from continuing operations	(4,747)	(1,598)	(12,512)	(6,505)
Discontinued operations:
Income / (loss) from discontinued operations, net of tax	238	(185)	(5)	(897)
Impairment of assets of discontinued operations, net of tax	(3,652)	—	(3,652)	—

Net loss from discontinued operations	(3,414)	(185)	(3,657)	(897)

Net loss	$(8,161)	$(1,783)	$(16,169)	$(7,402)

Net loss per share from continuing operations, basic and diluted	$(0.03)	$(0.01)	$(0.09)	$(0.04)
Net loss per share from discontinued operations, basic and diluted	(0.03)	—	(0.03)	(0.01)

Net loss per share, basic and diluted	$(0.06)	$(0.01)	$(0.12)	$(0.05)

Shares used in per share calculation, basic and diluted	139,052,035	137,648,870	138,734,827	137,005,835

OPENTV CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities:
Net loss	$(16,169)	$(7,402)
Less: Loss from discontinued operations	(3,657)	(897)

Net loss from continuing operations	(12,512)	(6,505)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	2,844	2,220
Amortization of intangible assets	4,863	5,280
Share-based compensation	2,741	2,772
Non-cash employee compensation	82	95
Provision for doubtful accounts	456	24
Write-off of accounts receivable	(91)	—
(Gain) loss on disposal of property and equipment	(3)	24
Minority interest	(26)	(28)
Changes in operating assets and liabilities:
Accounts receivable	(2,403)	(2,067)
Prepaid expenses and other current assets	(531)	883
Other assets	243	(1,766)
Accounts payable	(1,634)	141
Accrued liabilities	541	3,038
Accrued restructuring	(607)	(371)
Deferred revenue	8,903	1,720

Net cash provided by operating activities of continuing operations	2,866	5,460
Net cash provided by (used in) operating activities of discontinued operations	182	(280)

Total net cash provided by operating activities	3,048	5,180

Cash flows from investing activities:
Purchase of property and equipment	(2,325)	(2,707)
Proceeds from disposal of property and equipment	27	—
Proceeds from sale of marketable debt securities	11,481	10,466
Purchase of marketable debt securities	(19,984)	(7,175)

Net cash (used in) provided by investing activities of continuing operations	(10,801)	584
Net cash used in investing activities of discontinued operations	(20)	(17)

Total net cash (used in) provided by investing activities	(10,821)	567

Cash flows from financing activities:
Repurchase of employee stock options	(167)	—
Capital contribution from the controlling shareholder	5,395	—
Proceeds from issuance of ordinary shares	269	796

Net cash provided by financing activities of continuing operations	5,497	796

Effect of exchange rate changes on cash and cash equivalents of continuing operations	296	216
Effect of exchange rate changes on cash and cash equivalents of discontinuing operations	(214)	(315)

Total effect of exchange rate changes on cash and cash equivalents	82	(99)

Net (decrease) increase in cash and cash equivalents of continuing operations	(2,142)	7,056
Net decrease in cash and cash equivalents of discontinued operations	(52)	(612)

Net (decrease) increase in cash and cash equivalents	(2,194)	6,444

Cash and cash equivalents, beginning of period, of continuing operations	48,309	46,267
Cash and cash equivalents, beginning of period, of discontinued operations	307	962

Cash and cash equivalents, beginning of period	48,616	47,229

Cash and cash equivalents, end of period, of continuing operations	46,167	53,323
Cash and cash equivalents, end of period, of discontinued operations	255	350

Cash and cash equivalents, end of period	$46,422	$53,673

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$(1,205)	$(1,178)

Non-cash investing and financing activities:
Conversion of exchangeable shares	$42	$17,576

Value of bonus shares issued to employees	$—	$2,658

OPENTV CORP.
UNAUDITED SEGMENT INFORMATION AND RECONCILIATION OF
CONTRIBUTION MARGIN AND ADJUSTED EBITDA TO NET LOSS
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Middleware and integrated technologies
Royalties and licenses	$14,864	$15,205	$44,391	$44,615
Services and other	5,592	4,207	17,684	12,990

Subtotal — Middleware and integrated technologies	20,456	19,412	62,075	57,605
Applications
Royalties and licenses	1,239	868	3,604	2,572
Services and other	1,778	1,995	5,446	5,606

Subtotal — Applications	3,017	2,863	9,050	8,178
BettingCorp
Royalties and licenses	85	1,254	120	1,254
Services and other	116	1,442	500	3,082

Subtotal — BettingCorp	201	2,696	620	4,336

Total Revenues	$23,674	$24,971	$71,745	$70,119

Contribution Margin / (Loss):
Middleware and integrated technologies	$4,765	$6,917	$16,039	$21,208
Applications	467	(507)	1,157	(704)
BettingCorp	(764)	1,162	(2,458)	(552)

Total Contribution Margin	4,468	7,572	14,738	19,952

Unallocated corporate support	(7,727)	(5,610)	(18,521)	(16,012)

Adjusted EBITDA before unusual items	(3,259)	1,962	(3,783)	3,940

Restructuring and impairment costs	—	—	28	(20)

Adjusted EBITDA	(3,259)	1,962	(3,755)	3,920

Depreciation and amortization	(949)	(784)	(2,844)	(2,220)
Amortization of intangible assets	(1,461)	(1,751)	(4,863)	(5,280)
Share-based and non-cash compensation	(477)	(798)	(2,823)	(2,867)
Interest income	1,161	825	2,407	2,270
Other expenses	715	37	665	(161)
Minority interest	9	9	26	28

Loss before income taxes	(4,261)	(500)	(11,187)	(4,310)
Income tax expense	486	1,098	1,325	2,195

Net loss from continuing operations	$(4,747)	$(1,598)	$(12,512)	$(6,505)

Discontinued operations:
Income / (loss) from discontinued operations, net of tax	238	(185)	(5)	(897)
Impairment of assets of discontinued operations, net of tax	(3,652)	—	(3,652)	—

Net loss from discontinued operations	(3,414)	(185)	(3,657)	(897)

Net loss	$(8,161)	$(1,783)	$(16,169)	$(7,402)